Exhibit 99.1

Maxar Technologies

Announces Virtual 2020 Annual Meeting of Stockholders

Westminster, CO, – April 27, 2020  – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced  that the Company will hold its 2020 Annual Meeting of Stockholders in a virtual-only format due to public health concerns relating to the COVID-19 pandemic and to protect the health and well-being of its stockholders, directors, employees and the public. As previously announced, the 2020 Annual Meeting will be held on May 13, 2020, at 2:00 p.m. MT.

Stockholders will not be able to attend the 2020 Annual Meeting in-person at a physical location. However, the virtual 2020 Annual Meeting will provide stockholders of record as of the close of business on March 19, 2020, the ability to participate, vote their shares and ask questions during the meeting via audio webcast.

If you are a stockholder of record, to sign in to the webcast go to https://web.lumiagm.com/295200154, meeting code (case sensitive): MAXAR2020.   You will need the 11-digit control number included on your proxy card or Notice to register.  If you are  a street name stockholder, to access the webcast please contact your bank, broker or other nominee to request access to the webcast.  Please note that you will not be able to vote your shares at the meeting without a legal proxy.  You will need to ask your bank, broker or other nominee to furnish you with a legal proxy.  Please send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com.  Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting.

Guests may join the Annual Meeting in a listen-only mode. No control number is required.

Below are additional details on how stockholders can participate in the Annual Meeting:

•Access the meeting platform beginning at 1:45 p.m. MT on May 13, 2020.

•Once admitted, stockholders of record may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website.

1300 West 120th Avenue, Westminster, CO 80234

•To attend the meeting and submit questions in writing during the online Annual Meeting, you will need the 11-digit control number located on your proxy card or Notice.

•You may vote during the meeting by clicking the voting link provided on the webcast.

•Guests will not have the option to vote shares or ask questions during the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log in page. Technical support will be available beginning at 1:45 p.m. MT on May 13, 2020 and will remain available until the meeting has ended.  We will also make a replay of the Annual Meeting viewable to anyone interested as soon as practical after the Annual Meeting on our investor relations website at investor.maxar.com.

About Maxar Technologies

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,000 team members in 30 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements
Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with Canadian and U.S. securities regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com